Exhibit 99.1

iParty Corp. Reports Fiscal 2010 and Fourth Quarter Financial Results

Sales Growth of 3.4% for Fiscal 2010

DEDHAM, Mass.--(BUSINESS WIRE)--February 23, 2011--iParty Corp. (NYSE Amex: IPT - news), a party goods retailer, today reported financial results for its fourth quarter and fiscal year 2010, which ended on December 25, 2010.

Fiscal Year 2010 Highlights

  Consolidated revenues of $81.3 million, a 3.4% increase compared to fiscal year 2009.
  Comparable store sales increase of 0.7%.
  Net income of $254 thousand, compared to $1.1 million for fiscal year 2009.
  EBITDA of $2.3 million compared to EBITDA $3.4 million for fiscal year 2009.
  Opening of our second urban store in the South Bay Center in Dorchester, MA.
  The expansion of our temporary Halloween store presence to eleven stores during 2010, compared to four stores in 2009.
  The payoff of the Company’s last remaining term note at maturity, further strengthening our consolidated balance sheet.

Fourth Quarter 2010 Highlights

  Consolidated revenues of $29.5 million, a 5.1% increase compared to the fourth quarter of fiscal 2009.
  Comparable store sales decrease of 0.6%.
  Net income of $2.9 million compared to $3.5 million for the fourth quarter of fiscal year 2009.
  EBITDA of $3.4 million compared to EBITDA of $3.9 million for fourth quarter of fiscal year 2009.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, "In 2010 we grew our business and we returned to an overall positive sales increase in stores open more than a year. Our net income declined as compared to 2009, as our temporary Halloween store performance was not as strong as the prior year and our product margins suffered from declining vendor rebates and from writedowns of slow moving inventory.”

Mr. Perisano further stated, “Looking forward to 2011, we feel that we have now weathered the worst of this downturn and we believe we are well positioned to build upon several growth initiatives begun in 2010. First, we are now fully operational in our second urban store in Boston’s South Bay Center, which we expect to be a strong addition to our retail chain. We signed an agreement to acquire a Party City store in Manchester, Connecticut which we expect to open in March 2011 and to strengthen our position in that market. Finally, we intend to re-launch our ecommerce site this year featuring Halloween merchandise, which together with improved performance from our temporary stores will help us grow our presence and market share in the Halloween season. In addition, we continued to strengthen our balance sheet in 2010 with the payoff of our last remaining term note.”

Operating Results

For the fourth quarter of 2010, consolidated revenues were $29.5 million, a 5.1% increase compared to $28.1 million for the fourth quarter in 2009. Comparable store sales in the fourth quarter of 2010 decreased 0.6% compared to the year-ago period. Consolidated gross profit margin was 42.7% for the fourth quarter of 2010 compared to a gross profit margin of 45.8% for the same period in 2009. Consolidated net income for the fourth quarter of 2010 was $2.9 million. Net income per basic and diluted share were $0.08 and $0.07, respectively, compared to $3.5 million, or $0.09 per basic and diluted share, for the fourth quarter in 2009. On a non-GAAP basis, net income for the fourth quarter of 2010 before interest, taxes, depreciation and amortization (“EBITDA”) was $3.4 million compared to EBITDA of $3.9 million for the fourth quarter in 2009. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income for the fourth quarters of 2010 and 2009 and for the twelve-month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

For the fiscal year ended December 25, 2010, consolidated revenues were $81.3 million, a 3.4% increase compared to $78.6 million for fiscal year 2009. Consolidated revenues for 2010 included a 0.7% increase in comparable store sales from the year-ago period. Consolidated gross profit margin was 39.7% for 2010 compared to 40.8% in 2009. Consolidated net income for the fiscal year 2010 was $254 thousand, or $0.01 per basic and diluted share, compared to $1.1 million, or $0.03 per basic and diluted share for fiscal year 2009. On a non-GAAP basis, EBITDA was $2.3 million for fiscal year 2010, compared to an EBITDA of $3.4 million for 2009.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 52 iParty retail stores in New England and Florida. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. iParty also operates an internet site that focuses on increasing customer visits to our stores by highlighting the ever changing store product assortment for all occasions and seasons. The site also features sales flyers, enter-to-win contests, monthly coupons and ideas and themes to offer consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	For the three months ended		For the twelve months ended
RECONCILIATION OF NON-GAAP MEASURES	Dec 25, 2010	Dec 26, 2009	Dec 25, 2010	Dec 26, 2009

Net income as reported under GAAP	$2,917,972	$3,547,117	$254,449	$1,103,732

plus, Interest expense, net	41,161	53,702	249,195	444,461
plus, Depreciation and amortization	443,894	467,669	1,766,462	2,039,310
plus, Income taxes	(2,613)	(147,930)	(2,613)	(147,930)

EBITDA, non-GAAP	$3,400,414	$3,920,558	$2,267,493	$3,439,573

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 26, 2009 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended		For the twelve months ended
	Dec 25, 2010	Dec 26, 2009	Dec 25, 2010	Dec 26, 2009
Revenues	$29,491,967	$28,053,626	$81,291,429	$78,595,088
Operating costs:
Cost of products sold and occupancy costs	16,908,670	15,200,697	49,023,399	46,557,039
Marketing and sales	8,032,949	7,472,304	24,927,511	23,703,308
General and administrative	1,604,661	1,927,736	6,850,321	6,934,478

Operating income	2,945,687	3,452,889	490,198	1,400,263

Change in fair value of warrant liability	10,833	-	10,833	-
Interest expense, net	(41,161)	(53,702)	(249,195)	(444,461)

Income before income taxes	2,915,359	3,399,187	251,836	955,802

Income taxes (benefit)	(2,613)	(147,930)	(2,613)	(147,930)

Net income	$2,917,972	$3,547,117	$254,449	$1,103,732

Income per share:	$0.08	$0.09	$0.01	$0.03
Basic	$0.07	$0.09	$0.01	$0.03
Diluted

Weighted-average shares outstanding:
Basic	38,358,472	38,225,145	38,251,888	38,220,804
Diluted	39,392,056	38,816,993	39,281,252	38,440,489

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	Dec 25, 2010	Dec 26, 2009
ASSETS
Current assets:
Cash	$62,650	$61,050
Restricted cash	616,742	1,056,525
Accounts receivable	626,181	688,506
Inventories	14,950,933	13,048,104
Prepaid expenses and other assets	253,749	174,752
Deferred income tax asset - current	95,163	70,997
Total current assets	16,605,418	15,099,934
Property and equipment, net	3,000,798	2,892,835
Intangible assets, net	934,477	1,606,585
Other assets	264,179	349,378
Deferred income tax asset	476,354	343,690
Total assets	$21,281,226	$20,292,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$4,572,147	$3,885,062
Accrued expenses	2,254,049	2,649,468
Current portion of capital lease obligations	9,228	9,228
Current note payable and warrant liability	10,000	600,000
Borrowings under line of credit	3,102,213	2,526,982
Total current liabilities	9,947,637	9,670,740

Long-term liabilities:
Capital lease obligations, net of current portion	4,613	13,841
Other liabilities	1,517,157	1,529,257
Total long-term liabilities	1,521,770	1,543,098

Commitments and contingencies

Convertible preferred stock	13,024,721	13,589,491
Common stock	24,294	22,799
Additional paid-in capital	52,760,302	52,311,059
Accumulated deficit	(55,997,498)	(56,844,765)
Total stockholders' equity	9,811,819	9,078,584

Total liabilities and stockholders' equity	$21,281,226	$20,292,422

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com